Exhibit 3.1

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, INC.

ARTICLES OF INCORPORATION

Pursuant to Articles of Conversion filed with the State Department of Assessments and Taxation of Maryland (the “Department”) contemporaneously herewith (the “Articles of Conversion”), under which NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the “Statutory Trust”), is converting to a Maryland corporation to be known as NexPoint Diversified Real Estate Trust, Inc., the undersigned, being authorized to execute and file these Articles of Incorporation, hereby forms a corporation on the terms and conditions hereinafter set forth, and hereby certifies to the Department as follows:

ARTICLE I

INCORPORATOR

[•], whose address is 300 Crescent Court, Suite 700, Dallas, Texas 75201, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is:

NexPoint Diversified Real Estate Trust, Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the charter of the Corporation (as the term charter is defined in the Maryland General Corporation Law, as amended from time to time (the “MGCL”), the “Charter”), the term “REIT” means a real estate investment trust under Sections 856 through 860 of the Code or any successor provisions.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264. The name and address of the resident agent of the Corporation in the State of Maryland are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1    Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be seven, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the MGCL. The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:

James Dondero

Brian Mitts

Edward Constantino

Scott Kavanaugh

Arthur Laffer

Carol Swain

Catherine Wood

The Corporation elects, effective at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Section 5.2    Extraordinary Actions. Except as provided in Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3    Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.4    Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors and upon such terms and conditions as specified by the Board of Directors, shall determine that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights. Notwithstanding the foregoing, in the event the Corporation is subject to the Maryland Control Share Acquisition Act, holders of shares of stock shall be entitled to exercise rights of an objecting stockholder under Section 3-708(a) of the MGCL, unless otherwise provided in the Bylaws.

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Section 5.5    Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 5.6    Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any shares of any class or series of stock of the Corporation) or of the Bylaws; the number of shares of stock of any class or series of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization; the compensation of directors, officers, employees or agents of the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.7    REIT Qualification. The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to Article VII.

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Section 5.8    Removal of Directors. Subject to the rights of holders of shares of one or more classes or series of Preferred Stock (as defined below) to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of holders of shares entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 5.9    Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by the Charter or any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

Section 5.10    Corporate Opportunities. The Corporation shall have the power, by resolution of the Board of Directors, to renounce any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are presented to the Corporation or developed by or presented to one or more directors of officers of the Corporation.

ARTICLE VI

STOCK

Section 6.1    Authorized Shares. The Corporation has authority to issue 600,000,000 shares of stock, consisting of 500,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and 100,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which (i) 4,800,000 are classified and designated as the 5.50% Series A Cumulative Preferred Stock of the Corporation, par value $0.001 per share, liquidation preference $25.00 per share having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions set forth in Exhibit A attached hereto which is incorporated herein by reference and made a part hereof, and (ii) 16,000,000 are classified and designated as the 9.00% Series B Cumulative Redeemable Preferred Stock of the Corporation, par value $0.001 per share, initial stated value $25.00 per share having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions set forth in Exhibit B attached hereto which is incorporated herein by reference and made a part hereof. The aggregate par value of all authorized shares of stock having par value is $600,000. If shares of one class of stock are classified or reclassified into shares of another class of stock in accordance with this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

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Section 6.2    Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 6.3    Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time into one or more classes or series of stock.

Section 6.4    Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series of stock, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.5    Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the holders of Common Stock entitled to vote generally in the election of directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

Section 6.6    Charter and Bylaws. The rights of all stockholders and the terms of all shares of stock of the Corporation are subject to the provisions of the Charter and the Bylaws.

Section 6.7    Distributions. The Board of Directors from time to time may authorize the Corporation to declare and pay to stockholders such dividends or other distributions in cash or other assets of the Corporation or in securities of the Corporation, including in shares of one class or series of the Corporation’s stock payable to holders of shares of another class or series of stock of the Corporation, or from any other source as the Board of Directors in its sole and absolute discretion shall determine. The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.7 shall be subject to the provisions of any class or series of shares of the Corporation’s stock at the time outstanding.

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ARTICLE VII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES OF STOCK

Section 7.1    Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter. For the purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Capital Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Texas or New York are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Common Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

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Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by this Article VII or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the date of the Statutory Trust’s conversion to the Corporation in accordance with the terms and conditions of the Articles of Conversion.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board of Directors.

NYSE. The term “NYSE” shall mean The New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 7.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required.

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Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2    Capital Stock.

Section 7.2.1    Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4:

(a)       Basic Restrictions.

(i)    (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)    No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)    Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

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(iv)    No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

(b)       Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i), (ii) or (iv),

(i)    then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i), (ii) or (iv) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii)    if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i), (ii) or (iv), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i), (ii) or (iv) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii)    To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 7.2.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VII.

Section 7.2.2    Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

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Section 7.2.3    Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 7.2.4    Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a)    every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(b)     each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in good faith in order to determine the Corporation’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

Section 7.2.5    Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation in preserving the Corporation’s status as a REIT.

Section 7.2.6    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors may determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors may determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors, if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

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Section 7.2.7    Exceptions.

(a)    Subject to Section 7.2.1(a)(ii) and (iv), the Board of Directors may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Corporation obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors) for the Board of Directors to determine that:

(i)     no individual’s Beneficial or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii) or (iv); and

(ii)    such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant shall not be treated as a tenant of the Corporation if the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the judgment of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

(b)    Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)    Subject to Section 7.2.1(a)(ii), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)    The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, as the case may be.

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Section 7.2.8    Increase or Decrease in Common Stock Ownership or Aggregate Stock Ownership Limits. Subject to Section 7.2.1(a)(ii) and this Section 7.2.8, the Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons. No decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit will be effective for any Person whose percentage of ownership of Capital Stock is in excess of such decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage of ownership of Capital Stock equals or falls below the decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable; provided, however, any further acquisition of Capital Stock by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 7.2.7(a) or an Excepted Holder) in excess of the Capital Stock owned by such person on the date the decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, became effective will be in violation of the Common Stock Ownership Limit or Aggregate Stock Ownership Limit. No increase to the Common Stock Ownership Limit or Aggregate Stock Ownership Limit may be approved if the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would allow five or fewer Persons to Beneficially Own, in the aggregate more than 49.9% in value of the outstanding Capital Stock.

Section 7.2.9    Legend. Each certificate for shares of Capital Stock, if certificated, or the notice in lieu of a certificate shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of the Common Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) any Transfer of shares of Capital Stock that, if effective would result in the Capital Stock of the Corporation being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; and (v) no Person may Beneficially Own or Constructively Own shares of Capital Stock that could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” under Section 897(h)(4)(B) of the Code. Any Person who Beneficially Owns or Constructively Owns or attempts or intends to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation in writing (or, in the case of any attempted transaction, give at least 15 days prior written notice). If any of the restrictions on transfer or ownership provided in (i), (ii), (iii) or (v) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restriction provided in (iv) above would be violated, or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings given to them in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

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Instead of the foregoing legend, the certificate or notice may state that the Corporation will furnish a full statement about certain restrictions on ownership and transferability to a stockholder on request and without charge.

Section 7.3    Transfer of Capital Stock in Trust.

Section 7.3.1    Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2    Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

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Section 7.3.3    Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of stockholders.

Section 7.3.4    Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for, or in respect of, such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5    Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

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Section 7.3.6    Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary or Charitable Beneficiaries and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 7.2.1(b) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 7.4    NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5    Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6    Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except for amendments to Section 5.8 of the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to Section 5.8 or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast two-thirds of all the votes entitled to be cast on the matter.

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ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this [•] day of [•], 2025.

[•], Incorporator

  EXHIBIT A

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, INC.

Terms and Conditions of 5.50% Series A Cumulative Preferred Stock

Section 1         5.50% Series A Cumulative Preferred Stock. A series of 4,800,000 shares of Preferred Stock, is hereby designated “5.50% Series A Cumulative Preferred Stock” (the “Series A Preferred Stock”). The par value of the Series A Preferred Stock shall be $0.001 per share. Each share of Series A Preferred Stock may be issued on a date to be determined by the Board of Directors or its delegates and as are set forth in these Terms and Conditions, and shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Governing Documents (as defined herein) applicable to Preferred Stock, as are set forth in these Terms and Conditions. The Series A Preferred Stock shall constitute a separate series of Preferred Stock.

Section 2         Definitions. Unless the context or use indicates another or different meaning or intent, each of the following terms when used in these Terms and Conditions shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute. References to the 1940 Act in these Terms and Conditions shall apply to the Corporation for so long as, and only for so long as, the Corporation shall remain registered as an investment company act under the 1940 Act.

“1940 Act Asset Coverage” means, for so long as, and only for so long as, the Corporation shall remain registered as an investment company act under the 1940 Act, asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all Outstanding Series A Preferred Stock (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours (not including Saturdays, Sundays or holidays) next preceding the time of such determination. Effective immediately upon issuance of the Deregistration Order, the Corporation shall have no obligation to comply with 1940 Act Asset Coverage or any provisions related thereto in these Terms and Conditions.

“1940 Act Asset Coverage Cure Date” means, with respect to the failure by the Corporation to maintain 1940 Act Asset Coverage (as required by Section 8(a)(i)) as of the last Business Day of each March, June, September and December of each year, 49 days following such Business Day.

“1940 Act Voting Period” has the meaning set forth in Section 7(b)(i).

“Board of Directors” means the Board of Directors of the Corporation or any duly authorized committee thereof as permitted by applicable law.

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“Business Day” means a day on which the NYSE is open for trading and that is neither a Saturday nor a Sunday.

“Date of Original Issue” means December 15, 2020 with respect to the 5.50% Series A Cumulative Preferred Shares of the Statutory Trust, and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any class or series of Preferred Stock.

“Deregistration Order” shall mean an order issued by the Securities and Exchange Commission declaring that the Corporation has ceased to be an investment company, as defined in the 1940 Act.

“Deposit Assets” means cash, Short Term Money Market Instruments and U.S. Government Obligations. Each Deposit Asset shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Asset but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

“Dividend Disbursing Agent” means, with respect to the Series A Preferred Stock, Equiniti Trust Company, LLC and its successors or any other dividend disbursing agent appointed by the Corporation and, with respect to any other class or series of Preferred Stock, the Person appointed by the Corporation as dividend disbursing or paying agent with respect to such class or series.

“Dividend Payment Date” means with respect to the Series A Preferred Stock, any date on which dividends and distributions declared by, or under authority granted by, the Board of Directors thereon are payable pursuant to the provisions of Section 4(a) and shall for the purposes of these Terms and Conditions have a correlative meaning with respect to any other class or series of Preferred Stock.

“Dividend Period” shall have the meaning set forth in Section 4(a), and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any other class or series of Preferred Stock.

“Governing Documents” means the Charter and the Bylaws.

“Liquidation Preference” shall, with respect to the Series A Preferred Stock, have the meaning set forth in Section 5(a) hereof, and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any other class or series of Preferred Stock.

“Notice of Redemption” shall have the meaning set forth in Section 6(c)(i).

“NYSE” means the New York Stock Exchange.

“Outside Redemption Date” means the 30th Business Day after a Cure Date.

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“Outstanding” means, as of any date, Preferred Stock theretofore issued by the Corporation except:

(a)    any such Preferred Stock theretofore cancelled by the Corporation or delivered to the Corporation for cancellation;

(b)    any such Preferred Stock as to which a notice of redemption shall have been given and for whose payment at the redemption thereof Deposit Assets in the necessary amount are held by the Corporation in trust for, or have been irrevocably deposited with the relevant disbursing agent for payment to, the holder of such share pursuant to these Terms and Conditions with respect thereto; and

(c)    any such Preferred Stock in exchange for or in lieu of which other stock has been issued and delivered.

Notwithstanding the foregoing, for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any Preferred Stock as to which the Corporation or any subsidiary of the Corporation is the holder will be disregarded and deemed not Outstanding.

“Person” means and includes an individual, a partnership, the Corporation, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Post-Deregistration Voting Period” has the meaning set forth in Section 7(b)(ii).

“Rating Agency” means any rating agency then providing a rating for the Series A Preferred Stock at the request of the Corporation, and for the purpose of these Terms and Conditions shall have a correlative meaning with respect to any other series of Preferred Stock.

“Record Date” shall have the meaning set forth in Section 4(a) hereof, and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any other class or series of Preferred Stock.

“Series A Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Redemption Price” has the meaning set forth in Section 6(a) hereof, and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any other class or series of Preferred Stock.

“Short Term Money Market Instruments” means the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation, the remaining term to maturity thereof is not in excess of 180 days:

(i)      commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

(ii)    demand or time deposits in, and banker’s acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

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(iii)    overnight funds; and

(iv)    U.S. Government Obligations.

“U.S. Government Obligations” means direct obligations of the United States or obligations issued by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Voting Period” shall have the meaning set forth in Section 7(b)(ii) hereof.

Section 3           Number of Shares; Ranking.

(a)    The initial number of authorized shares of the Corporation’s Preferred Stock constituting the Series A Preferred Stock to be issued is 4,800,000. No fractional Series A Preferred Stock shall be issued.

(b)    Shares of Series A Preferred Stock which at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, have the status of authorized but unissued Preferred Stock.

(c)    The Series A Preferred Stock shall rank on a parity with any other series of Preferred Stock as to the payment of dividends, distributions and liquidation preference to which such shares of Preferred Stock are entitled.

(d)    No holder of Series A Preferred Stock shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any Preferred Stock or Common Stock or other securities of the Corporation which it may hereafter issue or sell.

Section 4           Dividends and Distributions.

(a)    Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Directors, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of 5.50% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the Liquidation Preference on the Series A Preferred Stock and no more, payable quarterly on March 31, June 30, September 30 and December 31 in each year (each a “Dividend Payment Date”) which commenced on March 31, 2021 on the 5.50% Series A Cumulative Preferred Shares of the Statutory Trust (or, if any such day is not a Business Day, then on the next succeeding Business Day). Dividends and distributions will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation at the close of business on the fifth preceding Business Day (each, a “Record Date”) in preference to dividends and distributions on Common Stock and any other capital stock of the Corporation ranking junior to the Series A Preferred Stock in payment of dividends and distributions. Dividends and distributions on Series A Preferred Stock that were originally issued on the Date of Original Issue shall accumulate from the Date of Original Issue. Dividends and distributions on all other Series A Preferred Stock shall accumulate from (i) the date on which such stock is originally issued if such date is a Dividend Payment Date, (ii) the immediately preceding Dividend Payment Date if the date on which such stock is originally issued is other than a Dividend Payment Date and is on or before a Record Date or (iii) the immediately following Dividend Payment Date if the date on which such stock is originally issued is during the period between a Record Date and a Dividend Payment Date. Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after the issuance of such stock) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a “Dividend Period.” Dividends and distributions on account of arrears for any past Dividend Period or in connection with the redemption of Series A Preferred Stock may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as shall be fixed by the Board of Directors.

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(b)     (i) No full dividends or distributions shall be declared or paid on Series A Preferred Stock for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor for all series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to the payment of dividends and distributions have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all such Outstanding Preferred Stock, any dividends and distributions being paid on such Preferred Stock (including the Series A Preferred Stock) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of Preferred Stock on the relevant Dividend Payment Date. No holders of Series A Preferred Stock shall be entitled to any dividends or distributions, whether payable in cash, property or stock, in excess of full cumulative dividends and distributions as provided in this Section 4(b)(i) on Series A Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any Series A Preferred Stock that may be in arrears.

(ii)    For so long as Series A Preferred Stock are Outstanding, the Corporation shall not declare or pay any dividend or other distribution (other than a dividend or distribution paid in Common Stock, or options, warrants or rights to subscribe for or purchase Common Stock or other stock, if any, ranking junior to the Series A Preferred Stock as to dividends and distribution of assets upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and distributions of assets upon liquidation), unless, in each case, (A) immediately thereafter, for so long as, and only for so long as, the Corporation shall remain registered as an investment company under the 1940 Act, the Corporation shall have 1940 Act Asset Coverage, (B) all cumulative dividends and distributions on all Series A Preferred Stock due on or prior to the date of the transaction have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the applicable Dividend Disbursing Agent) and (C) the Corporation has redeemed the full number of shares of Series A Preferred Stock to be redeemed mandatorily pursuant to any provision contained herein for mandatory redemption.

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(iii)    Any dividend payment made on the Series A Preferred Stock shall first be credited against the dividends and distributions accumulated with respect to the earliest Dividend Period for which dividends and distributions have not been paid.

(c)    Not later than the Business Day immediately preceding each Dividend Payment Date, the Corporation shall deposit with the Dividend Disbursing Agent Deposit Assets having an initial combined value sufficient to pay the dividends and distributions that are payable on such Dividend Payment Date, which Deposit Assets shall mature (if such assets constitute debt securities or time deposits) on or prior to such Dividend Payment Date. The Corporation may direct the Dividend Disbursing Agent with respect to the investment of any such Deposit Assets, provided that such investment consists exclusively of Deposit Assets and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

(d)    In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Corporation’s equity securities is legally available, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Section 5           Liquidation Rights.

(a)    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $25.00 per share (the “Liquidation Preference”), plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up of the Corporation.

(b)    If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all Outstanding Series A Preferred Stock, and any other Outstanding class or series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Series A Preferred Stock of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other Preferred Stock, then such available assets shall be distributed among the holders of Series A Preferred Stock and such other Preferred Stock ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series A Preferred Stock, no dividends or distributions will be made to holders of the Common Stock or any other shares of the Corporation ranking junior to the Series A Preferred Stock as to liquidation.

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Section 6           Redemption. The Series A Preferred Stock shall be redeemed by the Corporation as provided below:

(a)    Mandatory Redemptions. For so long as, and only for so long as, the Corporation shall remain registered as an investment company under the 1940 Act, if the Corporation is required to redeem any Preferred Stock (which may include Series A Preferred Stock) pursuant to Section 8(b), then the Corporation shall, to the extent permitted by the MGCL and, if applicable, the 1940 Act, by the close of business on such 1940 Act Asset Coverage Cure Date fix a redemption date that is on or before the Outside Redemption Date and proceed to redeem shares as set forth in Section 6(c); provided, however, that the Corporation may fix a redemption date that is after the Outside Redemption Date if the Board of Directors determines in good faith that extraordinary market conditions exist as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable, or is not reasonably practicable at fair value. On such redemption date, the Corporation shall redeem, out of funds legally available therefor, (i) the number of shares of Preferred Stock, which, to the extent permitted by the MGCL and, if applicable, the 1940 Act, at the option of the Corporation may include any proportion of Series A Preferred Stock or any other series of Preferred Stock, equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such 1940 Act Asset Coverage Cure Date, would have resulted in the Corporation having 1940 Act Asset Coverage immediately prior to the opening of business on such 1940 Act Asset Coverage Cure Date or (ii) if such 1940 Act Asset Coverage cannot be so restored, all of the Outstanding Series A Preferred Stock, at a price equal to $25.00 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Corporation) through, but not including, the date of redemption (the “Redemption Price”). In the event that shares of Preferred Stock are redeemed pursuant to Section 8(b), the Corporation may, but is not required to, redeem an additional number of shares of Series A Preferred Stock pursuant to this Section 6(a) which, when aggregated with other Preferred Stock redeemed by the Corporation, permits the Corporation to have with respect to the Preferred Stock (including the Series A Preferred Stock) remaining Outstanding after such redemption 1940 Act Asset Coverage of as much as 220%. In the event that all of the Series A Preferred Stock then Outstanding are required to be redeemed pursuant to Section 8(b), the Corporation shall redeem such shares at the Redemption Price and proceed to do so as set forth in Section 6(c). Effective immediately upon issuance of the Deregistration Order, this Section 6(a) shall be void and shall have no further effect.

(b)    Optional Redemptions. Prior to December 15, 2023, the Series A Preferred Stock are not subject to optional redemption by the Corporation unless such redemption is necessary, in the judgment of the Board of Directors, to maintain the Corporation’s status as a regulated investment company (“RIC”) or a REIT, as applicable, under Subchapter M of the Code. Commencing December 15, 2023, and thereafter, and prior thereto to the extent necessary to maintain the Corporation’s status as a RIC or a REIT, as applicable, under Subchapter M of the Code, to the extent permitted by MGCL and, if applicable, the 1940 Act, the Corporation may at any time upon Notice of Redemption redeem the Series A Preferred Stock in whole or in part at the Redemption Price per share, which notice shall specify a redemption date of not fewer than 30 days nor more than 90 days after the date of such notice.

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(c)       Procedures for Redemption.

(i)    If the Corporation shall determine or be required to redeem Series A Preferred Stock pursuant to this Section 6, it shall mail a written notice of redemption (“Notice of Redemption”) with respect to such redemption by first class mail, postage prepaid, to each holder of the stock to be redeemed at such holder’s address as the same appears on the stock register of the Corporation on the close of business on such date as the Board of Directors or its delegatee may determine, which date shall not be earlier than the second Business Day prior to the date upon which such Notice of Redemption is mailed or delivered electronically to the holders of Series A Preferred Stock. Each such Notice of Redemption shall state: (A) the redemption date as established by the Board of Directors or its delegatee; (B) the number of shares of Series A Preferred Stock to be redeemed; (C) the CUSIP number(s) of such shares; (D) the Redemption Price (specifying the amount of accumulated dividends and distributions to be included therein); (E) the place or places where the certificate(s) for such stock (properly endorsed or assigned for transfer, if the Board of Directors or its delegatee shall so require and the Notice of Redemption shall so state), if any, are to be surrendered for payment in respect of such redemption; (F) that dividends and distributions on the stock to be redeemed will cease to accrue on such redemption date; (G) the provisions of this Section 6 under which such redemption is made; and (H) in the case of a redemption pursuant to Section 6(b), any conditions precedent to such redemption. If fewer than all Series A Preferred Stock held by any holder are to be redeemed, the Notice of Redemption mailed or delivered electronically to such holder also shall specify the number or percentage of shares to be redeemed from such holder. No defect in the Notice of Redemption or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

(ii)    If the Corporation shall give a Notice of Redemption, then by the close of business on the Business Day preceding the redemption date specified in the Notice of Redemption (so long as any conditions precedent to such redemption have been met) or, if the Dividend Disbursing Agent so agrees, another date not later than the redemption date, the Corporation shall (A) deposit with the Dividend Disbursing Agent Deposit Assets that shall mature (if such assets constitute debt securities or time deposits) on or prior to such redemption date having an initial combined value sufficient to effect the redemption of the Series A Preferred Stock to be redeemed and (B) give the Dividend Disbursing Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Stock called for redemption on the redemption date. The Corporation may direct the Dividend Disbursing Agent with respect to the investment of any Deposit Assets so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit (unless the Corporation shall default in making payment of the Redemption Price), all rights of the holders of the Series A Preferred Stock so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and such stock shall no longer be deemed Outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate Redemption Price of the Series A Preferred Stock called for redemption on such date and any remaining Deposit Assets. Any assets so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of the Series A Preferred Stock so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Assets so deposited.

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(iii)    On or after the redemption date, each holder of Series A Preferred Stock that are subject to redemption shall surrender such shares to the Corporation as instructed in the Notice of Redemption and shall then be entitled to receive the cash Redemption Price, without interest.

(iv)    In the case of any redemption of less than all of the Series A Preferred Stock pursuant to these Terms and Conditions, such redemption shall be made pro rata from each holder of Series A Preferred Stock in accordance with the respective number of shares held by each such holder on the record date for such redemption.

(v)    Notwithstanding the other provisions of this Section 6, the Corporation shall not redeem any Series A Preferred Stock unless all accumulated and unpaid dividends and distributions on all Outstanding Series A Preferred Stock and other Preferred Stock ranking on a parity with the Series A Preferred Stock with respect to dividends and distributions for all applicable past Dividend Periods (whether or not earned or declared by the Corporation) shall have been or are contemporaneously paid or declared and Deposit Assets for the payment of such dividends and distributions shall have been deposited with the Dividend Disbursing Agent as set forth in Section 4(c), provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding Preferred Stock pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to holders of all Outstanding Series A Preferred Stock.

If the Corporation shall not have funds legally available for the redemption of, or is otherwise unable to redeem, all the Series A Preferred Stock or other Preferred Stock designated to be redeemed on any redemption date, the Corporation shall redeem on such redemption date the number of Series A Preferred Stock and other Preferred Stock so designated as it shall have legally available funds, or is otherwise able, to redeem ratably on the basis of the Redemption Price from each holder whose stock is to be redeemed, and the remainder of the Series A Preferred Stock and other Preferred Stock designated to be redeemed shall be redeemed on the earliest practicable date on which the Corporation shall have funds legally available for the redemption of, or is otherwise able to redeem, such stock upon Notice of Redemption.

Section 7           Voting Rights.

(a)    General. Except as otherwise provided in the Governing Documents or a resolution of the Board of Directors, or as required by applicable law, holders of Series A Preferred Stock shall have no power to vote on any matter except matters submitted to a vote of the Common Stock. In any matter submitted to a vote of the holders of the Common Stock, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held and the holders of the Outstanding Preferred Stock, including Series A Preferred Stock, and the Common Stock shall vote together as a single class; provided, however, that the holders of the Outstanding Preferred Stock, including the Series A Preferred Stock, shall be entitled, as a separate class, to the exclusion of the holders of all other securities and classes of the capital stock of the Corporation, to elect two of the Corporation’s directors for so long as, and only for so long as, the Corporation is registered as an investment company under the 1940 Act and such entitlement shall cease immediately upon the issuance of the Deregistration Order. Subject to Section 7(b), the holders of the outstanding capital stock of the Corporation, including the holders of the Outstanding Preferred Stock, including the Series A Preferred Stock, voting as a single class, shall elect the balance of the directors.

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(b)       Additional Voting Rights for Directors.

(i)    Right to Elect Majority of Board of Directors. For so long as, and only for so long as, the Corporation is registered as an investment company under the 1940 Act and such entitlement shall cease immediately upon the issuance of the Deregistration Order, during any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “1940 Act Voting Period”), the number and/or composition of directors constituting the Board of Directors shall be automatically adjusted as necessary to permit the holders of Outstanding Preferred Stock, including the Series A Preferred Stock, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation) to elect the number of directors that, when added to the two directors elected exclusively by the holders of Preferred Stock pursuant to Section 7(a), would constitute a simple majority of the Board of Directors as so adjusted. The Corporation and the Board of Directors shall take all necessary actions, including effecting the removal of directors or amendment of the Charter, to effect an adjustment of the number and/or composition of directors as described in the preceding sentence. A 1940 Act Voting Period shall commence:

(A)    if at any time accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding Series A Preferred Stock equal to at least two full years’ dividends and distributions shall be due and unpaid and sufficient Deposit Assets shall not have been deposited with the Dividend Disbursing Agent for the payment of such accumulated dividends and distributions; or

(B)    if at any time holders of any other Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act or Terms and Conditions creating such shares.

Effective immediately upon issuance of the Deregistration Order, this Section 7(b)(i) shall be void and shall have no further effect.

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(ii)    Post-Deregistration Order Arrearages Director Voting Rights. This Section 7(b)(ii) shall not be applicable, and shall have no effect, until the issuance of the Deregistration Order and, thereafter, shall confer the voting entitlement described herein only for so long as the rules of a national securities exchange on which any of the Corporation’s equity securities are listed requires holders of Series A Preferred Stock to have such voting entitlements. During any period in which accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding Series A Preferred Stock equal to at least six full quarters’ dividends and distributions shall be due and unpaid and sufficient Deposit Assets shall not have been deposited with the Dividend Disbursing Agent for the payment of such accumulated dividends and distributions (such period being referred to herein as a “Post-Deregistration Voting Period” and, together with a 1940 Act Voting Period, a “Voting Period”), holders of the Series A Preferred Stock, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, except for any other series of Preferred Stock for which a like voting entitlement has arisen, with which the holders of the Series A Preferred Stock will vote together as one class for this purpose), shall be entitled to elect two of the Corporation’s directors. The Corporation and the Board of Directors shall take all necessary actions, including effecting the removal of directors or amendment of the Charter, to effect an adjustment of the number and/or composition of directors as described in the preceding sentence. Upon the termination of a Voting Period, the voting rights described in this Section 7(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this Section 7(b).

(c)     Right to Vote with Respect to Certain Other Matters. Subject to Section 11(a), so long as any Series A Preferred Stock is Outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Preferred Stock Outstanding at the time, voting separately as one class, amend, alter or repeal the provisions these Terms and Conditions so as to in the aggregate adversely affect the rights and preferences of the Preferred Stock, including the Series A Preferred Stock. To the extent permitted under the 1940 Act, if applicable, and the applicable exchange on which the Preferred Stock is listed, in the event that more than one series of Preferred Stock is Outstanding, the Corporation shall not effect any of the actions set forth in the preceding sentence which in the aggregate adversely affects the rights and preferences set forth in the Terms and Conditions for a series of Preferred Stock differently than such rights and preferences for any other series of Preferred Stock without the affirmative vote of the holders of at least two-thirds of the Preferred Stock Outstanding of each series adversely affected (each such adversely affected series voting separately as a class to the extent its rights are affected differently). The holders of the Series A Preferred Stock shall not be entitled to vote on any matter that affects the rights or interests of only one or more other series of Preferred Stock. The Corporation shall notify the relevant Rating Agency ten Business Days prior to any such vote described above. Unless a higher percentage is required under the Governing Documents or applicable provisions of the MGCL or, if applicable, the 1940 Act, and for so long as, and only for so long, as the Corporation is registered as an investment company under the 1940 Act, the affirmative vote of the holders of a majority of the Outstanding Preferred Stock, including Series A Preferred Stock, voting together as a single class, will be required to approve any plan of reorganization (as defined in the 1940 Act) adversely affecting the Preferred Stock or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. Effective immediately upon issuance of the Deregistration Order, the immediately preceding sentence shall be void and shall have no further effect. For so long as, and only for so long as, the Corporation remains registered as an investment company under the 1940 Act, the phrase “vote of the holders of a majority of the Outstanding Preferred Stock” (or any like phrase) as used in this Section 7(c) shall mean, in accordance with Section 2(a)(42) of the 1940 Act, the vote, at the annual or a special meeting of the shareholders of the Corporation duly called (i) of 67 percent or more of the Preferred Stock present at such meeting, if the holders of more than 50 percent of the Outstanding Preferred Stock are present or represented by proxy; or (ii) of more than 50 percent of the Outstanding Preferred Stock, whichever is less. The class votes of holders of Preferred Stock described in this Section 7(c) will in each case be in addition to a separate vote of the requisite percentage of Common Stock and Preferred Stock, including Series A Preferred Stock, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized Preferred Stock pursuant to the Governing Documents or the issuance of additional stock of any series of Preferred Stock (including Series A Preferred Stock), pursuant to the Governing Documents shall not in and of itself be considered to adversely affect the rights and preferences of the Preferred Stock and holders of the Series A Preferred Stock, by virtue of their acquisition of Series A Preferred Stock, will be deemed to have authorized such issuances by the Board of Directors.

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(d)       Voting Procedures.

(i)    As soon as practicable after the accrual of any right of the holders of Preferred Stock to elect additional directors as described in Section 7(b) above, the Corporation shall call a special meeting of such holders and instruct the Dividend Disbursing Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 40 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Dividend Disbursing Agent or if the Corporation does not call such a special meeting, any such holder may cause the Corporation to call such meeting on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the day on which such notice is mailed or such other date as the Board of Directors shall determine. At any such special meeting and at each shareholder meeting held during a Voting Period for the purpose of electing directors, such holders of Preferred Stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in Section 7(b) above on a one-vote-per-share basis. At any such meeting, or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

(ii)    For purposes of determining any rights of the holders of Series A Preferred Stock to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Terms and Conditions, by the provisions of the Governing Documents, by statute or otherwise, any share of Series A Preferred Stock which is not Outstanding shall not be counted.

(iii)    The terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Preferred Stock to elect directors and who remain directors following such meeting shall continue, notwithstanding the election at such meeting by such holders of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by the holders of Preferred Stock (to the extent such election right exists in accordance with the terms of Section 7(a)) and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.

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(iv)    Upon the expiration of a Voting Period, the terms of office of the additional directors elected by the holders of Preferred Stock pursuant to Section 7(b) above shall expire at the earliest time permitted by law and the remaining directors shall constitute the directors of the Corporation and the voting rights of such holders of Preferred Stock, including Series A Preferred Stock, to elect additional directors pursuant to Section 7(b) above shall cease, subject to the provisions of the last sentence of Section 7(b). Upon the expiration of the terms of the directors elected by the holders of Preferred Stock pursuant to Section 7(b) above, the number of directors shall be automatically reduced to the number of directors on the Board of Directors immediately preceding such Voting Period if the number of directors on the Board of Directors was increased in connection with a Voting Period.

(e)     Exclusive Remedy. Unless otherwise required by law, the holders of Series A Preferred Stock shall not have any rights or preferences other than those specifically set forth herein. The holders of Series A Preferred Stock shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends and distributions on the Series A Preferred Stock, the exclusive remedy of the holders shall be the right to vote for directors pursuant to the provisions of this Section 7.

(f)      Notification to Rating Agency. In the event a vote of holders of Series A Preferred Stock is required pursuant to the provisions of Section 13(a) of the 1940 Act, as long as the Series A Preferred Stock are then rated by a Rating Agency at the Corporation’s request, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify the relevant Rating Agency that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify such Rating Agency of the result of such vote. Effective immediately upon issuance of the Deregistration Order, this Section 7(f) shall be void and shall have no further effect.

Section 8           Coverage Tests.

(a)       Determination of Compliance. For so long as, and only for so long as, the Corporation shall remain registered as an investment company under the 1940 Act, the Corporation shall make the following determination:

(i)    1940 Act Asset Coverage. The Corporation shall have 1940 Act Asset Coverage as of the last Business Day of each March, June, September and December of each year in which any Series A Preferred Stock is Outstanding; provided, however, that, effective immediately upon issuance of the Deregistration Order, the Corporation shall have no obligation to make any determination with respect to 1940 Act Asset Coverage and this Section 8(a)(i) shall be void and shall have no further effect.

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(b)    Failure to Meet 1940 Act Asset Coverage. For so long as, and only for so long as, the Corporation shall remain registered as an investment company under the 1940 Act, if the Corporation fails to have 1940 Act Asset Coverage as provided in Section 8(a)(i) hereof and such failure is not cured as of the related 1940 Act Asset Coverage Cure Date, (i) the Corporation shall give a Notice of Redemption as described in Section 6 with respect to the redemption of a sufficient number of shares of Preferred Stock, which at the Corporation’s determination (to the extent permitted by the 1940 Act and the MGCL) may include any proportion of Series A Preferred Stock, to enable it to meet the requirements of Section 8(a)(i) above, and, at the Corporation’s discretion, such additional number of shares of Series A Preferred Stock or other Preferred Stock in order that the Corporation have 1940 Act Asset Coverage with respect to the Series A Preferred Stock and any other Preferred Stock remaining Outstanding after such redemption as great as 220%, and (ii) deposit with the Dividend Disbursing Agent Deposit Assets having an initial combined value sufficient to effect the redemption of the Series A Preferred Stock or other Preferred Stock to be redeemed, as contemplated by Section 6. Effective immediately upon issuance of the Deregistration Order, this Section 8(b) shall no longer apply and shall be void and shall have no further effect.

(c)    Status of Shares Called for Redemption. For purposes of determining whether the requirements of Section 8(a)(i) hereof are satisfied, (i) no Series A Preferred Stock shall be deemed to be Outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Assets to pay the full Redemption Price for such share shall have been deposited in trust with the Dividend Disbursing Agent (or applicable paying agent) and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Assets deposited with the Dividend Disbursing Agent (or paying agent) shall not be included.

Section 9           Limitation on Incurrence of Additional Indebtedness and Issuance of Additional Preferred Stock

(a)    For so long as, and only for so long as, the Corporation shall remain registered as an investment company act under the 1940 Act and any Series A Preferred Stock is Outstanding, the Corporation may issue and sell one or more series of a class of senior securities of the Corporation representing indebtedness under Section 18 of the 1940 Act and/or otherwise create or incur indebtedness, provided that, immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Corporation shall have an “asset coverage” for all senior securities representing indebtedness, as defined in Section 18(h) of the 1940 Act, of at least 300% of the amount of all indebtedness of the Corporation then outstanding and no such additional indebtedness shall have any preference or priority over any other indebtedness of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Corporation then in effect, shall not be considered to be indebtedness limited by this Section 9(a) if such liabilities are covered in accordance with the requirements of the 1940 Act and applicable guidance. Effective immediately upon issuance of the Deregistration Order, this Section 9(a) shall be void and shall have no further effect.

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(b)    For so long as, and only for so long as, the Corporation shall remain registered as an investment company act under the 1940 Act and any Series A Preferred Stock is Outstanding, the Corporation may issue and sell shares of one or more other series of Preferred Stock constituting a series of a class of senior securities of the Corporation representing stock under Section 18 of the 1940 Act in addition to the Series A Preferred Stock and other Preferred Stock then Outstanding, provided that (i) the Corporation shall, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, including, without limitation, to the redemption of Preferred Stock for which a Notice of Redemption has been mailed or delivered electronically prior to such issuance, have an “asset coverage” for all senior securities which are stock, as defined in Section 18(h) of the 1940 Act, of at least 200% of the sum of the Liquidation Preference of the Series A Preferred Stock and all other Preferred Stock then Outstanding, and (ii) no such additional Preferred Stock shall have any preference or priority over any other Preferred Stock upon liquidation or the distribution of the assets of the Corporation or in respect of the payment of dividends. Effective immediately upon issuance of the Deregistration Order, this Section 9(b) shall be void and shall have no further effect.

Section 10         Restrictions on Ownership and Transfer. The Series A Preferred Stock and any other series of Preferred Stock Outstanding shall be subject to the provisions of Article VII of the Charter. Pursuant to Article VII of the Charter, and without limitation of any provisions of such Article VII, Series A Preferred Stock together with Common Stock beneficially or constructively owned (as defined in the Charter) by a shareholder in excess of the Aggregate Stock Ownership Limit (as defined in the Charter), shall automatically be transferred to a Trust (as defined in the Charter) for the benefit of one or more Charitable Beneficiaries (as defined in the Charter) in accordance with and subject to the provisions of such Article VII (including, without limitation, any applicable exceptions or any additional remedies provided to the Board of Directors pursuant to such Article VII). Section 7.2.9 of the Charter providing for a legend on certificates will also apply to shares of Series A Preferred Stock with such changes as are appropriate to refer to the Series A Preferred Stock and restrictions applicable thereto.

Section 11          Ability of the Board of Directors to Modify Terms and Conditions.

(a)    Modification to Prevent Ratings Reduction or Withdrawal. To the extent permitted by Maryland law, the Board of Directors, without further action by the stockholders, may amend, alter, add to or repeal any provision of these Terms and Conditions that has been adopted by the Corporation pursuant to the Rating Agency guidelines or add covenants and other obligations of the Corporation to these Terms and Conditions, if the applicable Rating Agency confirms that such amendments or modifications are necessary to prevent a reduction in, or the withdrawal of, a rating of the Preferred Stock and such amendments and modifications do not adversely affect the rights and preferences of and are in the aggregate in the best interests of the holders of the Preferred Stock.

(b)    Other Modification. To the extent permitted by Maryland law, the Board of Directors, without further action by the stockholders, may amend, alter, add to or repeal any provision of these Terms and Conditions including provisions that have been adopted by the Corporation pursuant to the Rating Agency guidelines, if such amendments or modifications will not in the aggregate adversely affect the rights and preferences of the holders of any Series A Preferred Stock, provided, that the Corporation has received confirmation from each applicable Rating Agency that such amendment or modification would not adversely affect such Rating Agency’s then-current rating of the Series A Preferred Stock.

Notwithstanding the provisions of the preceding paragraph, to the extent permitted under Maryland law, the Board of Directors or its delegatee, without a vote of the holders of the Series A Preferred Stock or any other stock of the Corporation, may amend the provisions of these Terms and Conditions to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not in the aggregate adversely affect the rights and preferences of the Series A Preferred Stock.

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Exhibit B

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, INC.

Terms and Conditions of 9.00% Series B Cumulative Redeemable Preferred Stock

Section 1. Designation and Number. A series of 16,000,000 shares of Preferred Stock, is hereby designated the “9.00% Series B Cumulative Redeemable Preferred Stock” (the “Series B Preferred Stock”). The par value of the Series B Preferred Stock shall be $0.001 per share. The Series B Preferred Stock shall constitute a separate series of Preferred Stock.

Section 2. Definitions. In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated:

(a)

“Applicable NAV” shall mean the estimated fair market net asset value of the Corporation per share of Common Stock as most recently published by the Corporation at the time of issuance of the applicable share of Series B Preferred Stock or 9.00% Series B Cumulative Redeemable Preferred Share of the Statutory Trust, as applicable. The Corporation’s determination of the Applicable NAV is final and binding.

(b)

“Business Day” shall mean each day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Texas or New York are authorized or required by law, regulation or executive order to close.

(c)	A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

(i)

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all capital stock of the Corporation entitled to vote generally in elections of directors (except that such person shall be deemed to have beneficial ownership of all capital stock of the Corporation that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii)

following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

(d)	“Governing Instruments” shall mean the Charter and the Bylaws of the Corporation, as each of the foregoing may be amended, supplemented or amended and restated from time to time.

(e)	“Initial Stated Value” shall mean $25.00 per share of Series B Preferred Stock.

(f)

“Requisite Stockholder Approval” shall mean the approval of the Corporation’s stockholders as may be required under the Corporation’s governing documents, law and/or the listing standards of NYSE (or any successor thereto or any trading market on which the Common Stock are listed), including Rule 312.03 of the NYSE Listed Company Manual.

(g)	“Series A Preferred Stock” shall mean the Corporation’s 5.50% Series A Cumulative Preferred Stock, par value $0.001 per share.

(h)

“Stated Value” shall mean the Initial Stated Value, subject to appropriate adjustment in relation to any recapitalizations, share dividends, stock splits, stock combinations, reclassifications or other similar events which affect the Series B Preferred Stock.

(i)

“Trading Day” shall mean, (i) if the Common Stock are listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Common Stock are not listed or admitted to trading on the NYSE but are listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Common Stock are listed or admitted to trading is open for the transaction of business, or (iii) if the Common Stock are not listed or admitted to trading on any national securities exchange or automated quotation system, any Business Day.

Section 3. Rank. The Series B Preferred Stock, with respect to priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation, shall rank (a) senior to all classes or series of Common Stock, and to any other class or series of capital stock of the Corporation issued in the future (together with the Common Stock, the “Junior Stock”), unless the terms of such stock expressly provide that it ranks senior to, or on parity with, the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation; (b) on parity with the Series A Preferred Stock and any other class or series of capital stock of the Corporation the terms of which expressly provide that it ranks on parity with the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation (collectively, the “Parity Stock”); and (c) junior to any class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks senior to the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation. The term “capital stock” does not include convertible or exchangeable debt securities, including convertible or exchangeable debt securities which rank senior to the Series B Preferred Stock prior to conversion or exchange. The Series B Preferred Stock shall also rank junior in right to payment to the Corporation’s other existing and future indebtedness.

Section 4. Dividends and Distributions.

(a)

Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock with respect to priority of dividend and distribution payments, holders of each share of Series B Preferred Stock are entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available therefor, cumulative cash dividends and distributions on such share of Series B Preferred Stock at the rate of 9.00% per annum of the Stated Value (each, a “Cash Dividend”). If a share of Series B Preferred Stock has a date of original issuance (the “Original Issue Date”) prior to the Dividend Record Date (defined below) for the Dividend Period (defined below) in which such share is issued, the Cash Dividends payable on such share shall begin accruing on, and be cumulative from and including, the first day of the Dividend Period in which such share is issued. If a share of Series B Preferred Stock has an Original Issue Date after the Dividend Record Date for the Dividend Period in which such share is issued, the Cash Dividends payable on such share shall begin accruing on, and be cumulative from and including, the first day of the first Dividend Period commencing after its issuance. Cash Dividends shall be payable monthly in arrears on or about the fifth day of each calendar month or, if such date is not a Business Day, on the next succeeding Business Day, with the same force and effect as if paid on such date (each, a “Dividend Payment Date”), and no interest or additional distributions or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. A “Dividend Period” is the respective period commencing on and including the first day of each calendar month and ending on and including the day preceding the first day of the next succeeding Dividend Period. Cash Dividends shall be payable to holders of record of the Series B Preferred Stock as they appear in the share register of the Corporation at the close of business on the 25th day of the calendar month preceding the applicable Dividend Payment Date or, if such date is not a Business Day, on the immediately preceding Business Day (each, a “Dividend Record Date”). Any dividends and distributions payable on the Series B Preferred Stock for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)

No dividends and distributions on the Series B Preferred Stock shall be authorized by the Board of Directors or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c)

Notwithstanding anything to the contrary contained herein, dividends and distributions on the Series B Preferred Stock shall accrue whether or not the restrictions referred to in Section 4(b) exist, whether or not the Corporation has earnings, whether or not there are assets legally available for the payment of such dividends and distributions and whether or not such dividends and distributions are authorized by the Board of Directors or declared by the Corporation. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend and distribution payment or payments on the Series B Preferred Stock which may be in arrears. When cumulative dividends and distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any class or series of Parity Stock, all dividends and distributions declared upon the Series B Preferred Stock and any class or series of Parity Stock shall be declared as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of Parity Stock (which shall not include any accrual in respect of unpaid dividends and distributions for prior dividend periods if such series of Parity Stock does not have a cumulative dividend) on the relevant Dividend Payment Date.

(d)

Except as provided in the foregoing Section 4(c), unless full cumulative dividends and distributions on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in full is set apart for payment for all past Dividend Periods that have ended, no dividends or other distributions of cash or other property may be declared and paid or declared and set apart for payment, directly or indirectly, on or with respect to the Junior Stock or the Parity Stock (other than dividends or other distributions in shares of Junior Stock or in options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock or Parity Stock made for purposes of and in compliance with requirements of any incentive, benefit or share purchase plan of the Corporation or any subsidiary thereof, or a redemption, purchase or acquisition of shares of Parity Stock or Junior Stock as permitted under Article VII of the Charter) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock and all holders of shares of Parity Stock).

(e)

If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”)) any portion (the “Capital Gains Amount”) of the dividends and distributions (as determined for U.S. federal income tax purposes) paid or made available for the year to holders of all classes and series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of shares of Series B Preferred Stock shall be the amount that the total dividends and distributions (as determined for U.S. federal income tax purposes) paid or made available to the holders of shares of the Series B Preferred Stock for the year bears to the Total Dividends. The Corporation may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of shares of Series B Preferred Stock would include in income their appropriate share of the Corporation’s undistributed long-term capital gains, as designated by the Corporation.

(f)

Holders of shares of Series B Preferred Stock shall not be entitled to any dividend or distribution, whether payable in cash, property or capital stock of the Corporation, in excess of full cumulative dividends and distributions on the Series B Preferred Stock as described above. Any dividend or other distribution payment made on the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividends and distributions due with respect to such shares which remain payable. Accrued but unpaid dividends and distributions on the Series B Preferred Stock shall accumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption, as the case may be.

(g)

“Set apart for payment” shall be deemed to include (without limitation): the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the allocation of funds to be so paid on any series or class of shares of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

(h)

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Corporation’s equity securities is legally available, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Section 5. Liquidation Preference.

(a)

Upon any voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock then outstanding are entitled to be paid, or have the Corporation declare and set apart for payment, out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for payment of the Corporation’s debts and other liabilities, the Stated Value per share, plus an amount equal to any accrued and unpaid Cash Dividends (whether or not authorized or declared) thereon to but not including the date of payment or the date the amount for payment is set apart (collectively, the “Liquidating Distributions”), before any distribution or payment of assets is made to holders of shares of Junior Stock. If the assets of the Corporation legally available for distribution to stockholders are insufficient to pay in full the Liquidating Distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all outstanding shares of any class or series of Parity Stock, then all assets distributed to the holders of shares of the Series B Preferred Stock and any class or series of Parity Stock shall be distributed ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Written notice of the effective date of any such liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share register records of the Corporation.

(b)

After payment of the full amount of the Liquidating Distributions to which they are entitled, the holders of shares of Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(c)

For the avoidance of doubt, the consolidation or merger of the Corporation with or into another entity, a consolidation or merger of another entity with or into the Corporation, a statutory share exchange by the Corporation, the conversion of the Corporation into another form of organization, the change of the Corporation’s jurisdiction of organization, or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s assets or business shall not be deemed to constitute a liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation.

Section 6. Redemption at Option of Holders.

(a)

Subject to the provisions of this Section 6, beginning on the first day of the calendar month following the Original Issue Date, each holder of shares of Series B Preferred Stock shall have the right (the “Holder Redemption Right”), at such holder’s option, to require the Corporation to redeem any or all of such holder’s shares of Series B Preferred Stock at a redemption price per share of Series B Preferred Stock (the “Holder Redemption Price”) equal to the Stated Value, minus the Redemption Fee (defined below), plus an amount equal to all accrued but unpaid Cash Dividends, if any, to but not including the date fixed for redemption (the “Holder Redemption Date”), which shall be a date selected by the Corporation in its discretion that is within 45 days of the date the Corporation receives the Holder Redemption Notice (defined below). The Redemption Fee shall be an amount equal to: (i) 12.0% of the Stated Value beginning on the first day of the calendar month following the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; (ii) 9.0% of the Stated Value beginning on the first day of the calendar month following the first anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; (iii) 6.0% of the Stated Value beginning on the first day of the calendar month following the second anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; (iv) 3.0% of the Stated Value beginning on the first day of the calendar month following the third anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; and (v) 0% of the Stated Value beginning on the first day of the calendar month following the fourth anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed (the “Redemption Fee”).

(b)

If a Holder Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series B Preferred Stock that shall be redeemed pursuant to the Holder Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Holder Redemption Date.

(c)

For so long as the Common Stock are listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Corporation has the right, in its sole discretion, to pay the Holder Redemption Price in cash or in equal value of Common Stock, calculated based on the closing price per share of the Common Stock for the single Trading Day prior to the Holder Redemption Date.

(d)	Redemption of the Series B Preferred Stock shall be made pursuant to the Holder Redemption Right upon:

(i)

delivery by such holder of a duly complete notice to the Corporation or through the procedures of the Depository Trust Company (the “Holder Redemption Notice”), which shall be irrevocable, except upon written consent of the Corporation, in compliance with the required procedures including those of the Corporation and The Depository Trust Company (the “Stated Transfer Procedures”), and specifying the number of shares of Series B Preferred Stock to be redeemed that are held by such holder as of the date of such Holder Redemption Notice; and

(ii)	transfer of the Series B Preferred Stock in compliance with the Stated Transfer Procedures.

(e)

If (i) a Holder Redemption Notice has been received by the Corporation, (ii) (1) if the Series B Preferred Stock shall be redeemed in cash, the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of the holder of any shares of Series B Preferred Stock to be redeemed or (2) if the Series B Preferred Stock shall be redeemed with Common Stock, the Corporation’s transfer agent has been instructed in writing that the Series B Preferred Stock shall be redeemed in Common Stock and (iii) irrevocable instructions have been given to pay or issue the Holder Redemption Price, then from and after the Holder Redemption Date, dividends and distributions shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Holder Redemption Price in cash or in Common Stock, as applicable, without interest, upon transfer of such shares of Series B Preferred Stock.

(f)	Limitations on Holder Redemption.

(i)

Notwithstanding any provision of this Section 6, the Corporation’s obligation to redeem the Series B Preferred Stock at the option of the holders pursuant to the Holder Redemption Right shall be subject to the following aggregate redemption limits (collectively, the “Redemption Limits”):

1.	no more than 2.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be redeemed per calendar month;

2.	no more than 5.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be redeemed per fiscal quarter; and

3.	no more than 20.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be redeemed per fiscal year.

(ii)

Redemptions at the option of the Corporation pursuant to the Corporation Redemption Right and the Change of Control Redemption Right (each as defined below) below shall not count towards the Redemption Limits. Redemptions at the option of the holder following the death or disability of a holder pursuant to the Estate Redemption Right (defined below) shall count towards the Redemption Limits, but shall not be subject to such limits.

(iii)

If, after applying the Redemption Limits, a holder would own less than one share of Series B Preferred Stock, all of such holder’s shares of Series B Preferred Stock shall be redeemed. Otherwise, all redemption amounts shall be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. If, after applying the Redemption Limits, the number of shares of Series B Preferred Stock to be redeemed is less than the number of shares of Series B Preferred Stock submitted for redemption by a holder, the excess shares of Series B Preferred Stock shall remain subject to redemption in future periods until the earlier of (i) all shares of Series B Preferred Stock submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of Series B Preferred Stock and the number of shares of Series B Preferred Stock, if any, which remain subject to redemption.

(iv)

The foregoing provisions of this Section 6(f) shall not prevent any other action by the Corporation pursuant to the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes.

(g)

Notwithstanding any provision of this Section 6, no redemptions of Series B Preferred Stock shall be made by the Corporation if such redemption shall be restricted or prohibited by law. Further, no redemptions of Series B Preferred Stock shall be made by the Corporation at such time as the terms and provisions of any agreement of the Corporation prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control.

Section 7. Optional Redemption by the Corporation.

(a)

The Series B Preferred Stock are not redeemable by the Corporation prior to the first day of the first quarter following the second anniversary of each Original Issue Date of Series B Preferred Stock, except as permitted by Article VII of the Charter and as otherwise provided in this Section 7 and Section 9 below. Beginning on the first day of the first quarter following the second anniversary of each Original Issue Date of Series B Preferred Stock, such Series B Preferred Stock shall be redeemable by the Corporation, at the Corporation’s option, in whole or in part, at any time or from time to time (the “Corporation Redemption Right”), at a redemption price per share of Series B Preferred Stock (the “Corporation Redemption Price”) equal to the Stated Value plus an amount equal to any accrued but unpaid Cash Dividends, if any, to but not including the date fixed for redemption (the “Corporation Redemption Date”).

(b)

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Corporation Redemption Right, the shares of Series B Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Corporation determines. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Series B Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article VII of the Charter, the Corporation shall redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder shall hold a number of shares in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c)

Unless full cumulative dividends and distributions on all Series B Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or Common Stock or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no shares of Series B Preferred Stock shall be redeemed pursuant to the Corporation Redemption Right unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series B Preferred Stock (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to purchase or subscribe for shares of Junior Stock); provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of shares of Series B Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock and all holders of shares of Parity Stock.

(d)

If a Corporation Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series B Preferred Stock that shall be redeemed pursuant to the Corporation Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Corporation Redemption Date.

(e)

For so long as the Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Corporation has the right, in its sole discretion, to pay the Corporation Redemption Price in cash or in equal value of Common Stock, calculated based on the closing price per share of the Common Stock for the single Trading Day prior to the Corporation Redemption Date.

(f)

Notice of redemption pursuant to the Corporation Redemption Right (a “Corporation Redemption Notice”) shall be mailed by the Corporation, postage prepaid, no less than seven days prior to the Corporation Redemption Date, addressed to the respective holders of record of all of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records maintained by the Corporation’s transfer agent. No failure to give such notice or defect therein shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom such notice was defective or not given; provided that notice given to the last address of record shall be deemed to be valid notice. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each Corporation Redemption Notice shall state: (i) the Corporation Redemption Date; (ii) the Corporation Redemption Price on a per share basis; (iii) the CUSIP number(s) of the Series B Preferred Stock to be redeemed; (iv) the number of shares of Series B Preferred Stock to be redeemed, if fewer than all, or the method for determining such number; (v) that dividends and distributions on the shares of Series B Preferred Stock to be redeemed shall cease to accrue on the Corporation Redemption Date; (vi) that the shares of Series B Preferred Stock are being redeemed at the Corporation’s option pursuant to the Corporation Redemption Right; and (vii) any conditions to the redemption. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the Corporation Redemption Notice.

(g)

If (i) a Corporation Redemption Notice has been given by the Corporation with respect to any shares of Series B Preferred Stock, (ii) (1) if the shares of Series B Preferred Stock shall be redeemed in cash, the funds necessary for such redemption have been set apart by the Corporation in Corporation for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption or (2) if the Series B Preferred Stock shall be redeemed with Common Stock, the Corporation’s transfer agent has been instructed in writing that the Series B Preferred Stock shall be redeemed in Common Stock, and (iii) irrevocable instructions have been given to pay or issue the Corporation Redemption Price, then from and after the Corporation Redemption Date, dividends and distributions shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Corporation Redemption Price in cash or in Common Stock, as applicable, without interest, upon transfer of such shares of Series B Preferred Stock.

(h)

If the Corporation calls for redemption of any shares of Series B Preferred Stock pursuant to and in accordance with Article VII of the Charter, including through a purchase from a Trust, then the redemption price shall be an amount equal to the Stated Value per share, plus any accrued and unpaid dividends and distributions (whether or not declared) on the Series B Preferred Stock to but not including, the redemption date, subject to any restrictions, limitations or requirements contained in Article VII of the Charter. Notwithstanding anything else to the contrary herein, the Corporation shall not be required to provide advanced notice to the holder of shares of Series B Preferred Stock in the event such holder’s shares of Series B Preferred Stock are redeemed in order for the Corporation to qualify or maintain the qualification of the Corporation as a REIT for U.S. federal income tax purposes.

(i)

Subject to applicable law and the limitation on purchases when distributions on the Series B Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase any shares of Series B Preferred Stock by tender or by private agreement.

Section 8. Optional Redemption Following Death or Qualifying Disability of a Holder.

(a)

Subject to the terms of this Section 8, the Corporation shall redeem upon receipt of an Estate Redemption Notice (defined below) from the holder any shares of Series B Preferred Stock, beginning on the first day of the calendar month following the first anniversary of the Original Issue Date of such shares, held by a natural person upon his or her death or upon his or her suffering a qualifying disability (the right to redemption arising thereupon, the “Estate Redemption Right”), including shares of Series B Preferred Stock held through a revocable grantor trust, or an individual retirement account or other retirement or profit-sharing plan, where the Estate Redemption Notice is from (i) in the case of the death of a holder, the holder’s estate, the recipient of such shares of Series B Preferred Stock through bequest or inheritance, or, with respect to shares of Series B Preferred Stock held through a revocable grantor trust, the trustee of such trust, who shall have the sole ability to give the Estate Redemption Notice on behalf of the trust, or (ii) in the case of the qualifying disability of a holder, the holder or the holder’s legal representative. If spouses are joint registered holders of shares of Series B Preferred Stock, the Estate Redemption Notice may be made upon the death or qualifying disability of either spouse. If the holder of shares of Series B Preferred Stock is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity shall be subject to the approval of the Board of Directors in its sole discretion. Series B Preferred Stock redeemed pursuant to the Estate Redemption Right shall be redeemed at a redemption price per share of Series B Preferred Stock (the “Estate Redemption Price”) equal to (A) beginning on the first day of the calendar month following the first anniversary of the Original Issue Date of the Series B Preferred Stock to be redeemed, 95% of the Stated Value and (B) beginning on the first day of the calendar month following the second anniversary of the Original Issue Date of the Series B Preferred Stock to be redeemed, 100% of the Stated Value, in each case plus an amount equal to accrued but unpaid Cash Dividends thereon, if any, to but not including the date fixed for redemption (the “Estate Redemption Date”), which shall be a date selected by the Corporation in its discretion that is within 45 days of the date the Corporation receives the Estate Redemption Notice.

(b)

If an Estate Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series B Preferred Stock that shall be redeemed pursuant to the Estate Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Estate Redemption Date.

(c)

For so long as the Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Corporation has the right, in its sole discretion, to pay the Estate Redemption Price in cash or in equal value of Common Stock, calculated based on the closing price per share of the Common Stock for the single Trading Day prior to the Estate Redemption Date.

(d)	Redemption of the Series B Preferred Stock shall be made pursuant to the Estate Redemption Right upon:

(i)

delivery by such holder of a duly complete notice to the Corporation or through the procedures of the Depository Trust Company (the “Estate Redemption Notice”), which shall be irrevocable, except upon written consent of the Corporation, in compliance with the Stated Transfer Procedures, and specifying the number of shares of Series B Preferred Stock to be redeemed that are held by such holder as of the date of such Estate Redemption Notice;

(ii)	transfer of the Series B Preferred Stock in compliance with the Stated Transfer Procedures; and

(iii)	compliance with the other requirements of this Section 8.

(e)

If (i) an Estate Redemption Notice has been received by the Corporation, (ii) (1) if the shares of Series B Preferred Stock shall be redeemed in cash, the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of the holder of any shares of Series B Preferred Stock to be redeemed or (2) if the Series B Preferred Stock shall be redeemed with Common Stock, the Corporation’s transfer agent has been instructed in writing that the Series B Preferred Stock shall be redeemed in Common Stock and (iii) irrevocable instructions have been given to pay or issue the Estate Redemption Price, then from and after the Estate Redemption Date, dividends and distributions shall cease to accrue on such Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Estate Redemption Price in cash or in Common Stock, as applicable, without interest, upon transfer of such shares of Series B Preferred Stock.

(f)

In order for the Corporation to redeem Series B Preferred Stock upon the death or qualifying disability of a holder thereof, the following conditions must be met: (i) the deceased or disabled holder must be the sole holder of the shares of Series B Preferred Stock to be redeemed or the beneficiary of a trust or an individual retirement account or other retirement or profit-sharing plan that is a holder or, in the case of shares of Series B Preferred Stock owned by spouses who are joint registered holders (or holders by tenants in the entirety), one of the joint holders; (ii) the Estate Redemption Notice must be received by the Corporation within one year after the death or qualifying disability of the holder but no sooner than the first day of the calendar month following the first anniversary of the Original Issue Date of the Series B Preferred Stock to be redeemed; (iii) the Estate Redemption Notice must be given by (A) in the case of the death of a holder, a recipient of the shares of Series B Preferred Stock through bequest or inheritance, (B) in the case of the death of a beneficiary of a trust, the trustee of the trust, or (C) in the case of the death of a holder of shares of Series B Preferred Stock owned by spouses who are joint registered holders (or holders by tenants in the entirety), the surviving spouse; and (iv) in the case of the qualifying disability of a holder, (A) such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration), (B) a determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive, (C) the condition causing the disability shall have occurred after the date that the holder became a holder of shares of Series B Preferred Stock and (D) the condition causing the disability shall have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits. The Corporation may in its discretion request from the holder, and the holder must promptly provide, reasonable documentation supporting the satisfaction of the foregoing conditions.

(g)

Notwithstanding any provision of this Section 8, no redemptions of Series B Preferred Stock shall be made by the Corporation if such redemption shall be restricted or prohibited by law. Further, no redemptions of Series B Preferred Stock shall be made by the Corporation at such time as the terms and provisions of any agreement of the Corporation prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control.

Section 9. Optional Redemption by Corporation Upon a Change of Control.

(a)

If a Change of Control occurs at any time shares of Series B Preferred Stock are outstanding, the Corporation shall have the right (the “Change of Control Redemption Right”), but not the obligation, to redeem in cash all or some portion of the shares of Series B Preferred Stock issued and outstanding, on a date (the “Change of Control Redemption Date”) specified by the Corporation no later than 120 calendar days after the first date on which such Change of Control occurred, at a redemption price equal to 100% of the Stated Value per share, plus an amount equal to all accrued but unpaid Cash Dividends thereon (whether or not authorized or declared) to but not including the Change of Control Redemption Date (such price, the “Change of Control Redemption Price”).

(b)

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Change of Control Redemption Right, the shares of Series B Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Corporation determines. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Series B Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article VII of the Charter, the Corporation shall redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder shall hold a number of shares in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c)

Unless full cumulative dividends and distributions on all Series B Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no Series B Preferred Stock shall be redeemed pursuant to the Change of Control Redemption Right unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series B Preferred Stock (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to purchase or subscribe for shares of Junior Stock); provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of Series B Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock and all holders of shares of Parity Stock.

(d)

If a Change of Control Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series B Preferred Stock that shall be redeemed pursuant to the Change of Control Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Change of Control Redemption Date.

(e)

Notice of redemption pursuant to a Change of Control (the “Change of Control Redemption Notice”) shall be mailed by the Corporation, postage prepaid, no fewer than seven days prior to the Change of Control Redemption Date, addressed to the respective holders of record of all of the shares of Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records maintained by the Corporation’s transfer agent. No failure to give such notice or defect therein shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom such notice was defective or not given; provided, that notice given to the last address of record shall be deemed to be valid notice. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each Change of Control Redemption Notice shall state: (i) the Change of Control Redemption Date; (ii) the Change of Control Redemption Price on a per share basis; (iii) the CUSIP number(s) of the shares of Series B Preferred Stock to be redeemed; (iv) the number of shares of Series B Preferred Stock to be redeemed, if fewer than all, or the method for determining such number; (v) that dividends and distributions on the Series B Preferred Stock to be redeemed shall cease to accrue on the Change of Control Redemption Date; (vi) that the shares of Series B Preferred Stock are being redeemed at the Corporation’s option pursuant to the Change of Control Redemption Right and a brief description of the transaction or transactions constituting such Change of Control; and (vii) any conditions to the redemption. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the Change of Control Redemption Notice.

(f)

If (i) a Change of Control Redemption Notice has been given by the Corporation, (ii) the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the Change of Control Redemption Price, then from and after the Change of Control Redemption Date, dividends and distributions shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Change of Control Redemption Price in cash, without interest, upon transfer of such shares of Series B Preferred Stock.

Section 10. Voting Rights.

(a)	Holders of the shares of Series B Preferred Stock shall not have any voting rights except as set forth below.

(a)	So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not:

(i)

authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon liquidation, dissolution, termination, cancellation or winding up of the Corporation, or reclassify any authorized capital stock of the Corporation into any such senior shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and the holders of any outstanding shares of Parity Stock upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”) (voting together as a single class); or

(ii)

amend, alter or repeal the provisions of the Charter or these Terms and Conditions, whether by merger, consolidation or otherwise (in any case, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting powers of the Series B Preferred Stock or the holders thereof, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting as a separate class); provided, however, that with respect to the occurrence of any Event set forth above, so long as shares of Series B Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of shares of Series B Preferred Stock receive capital stock, or options, warrants or rights to purchase or subscribe for capital stock or other securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series B Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series B Preferred Stock or the holders thereof; provided further that the conversion of the Corporation into another form of organization or the change of the Corporation’s jurisdiction of organization shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers or the holders thereof so long as the holders of the shares of Series B Preferred Stock continue to hold securities of the successor entity with rights, preferences, privileges and voting powers that are substantially similar to those of the Series B Preferred Stock; and provided further that any increase in the amount of the authorized shares of Series B Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other classes or series of Parity Stock or Junior Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers or the holders thereof.

(b)

In any matter in which the holders of shares of Series B Preferred Stock are entitled to vote separately as a single class, each such holder shall have the right to one vote for each share of Series B Preferred Stock held by such holder. If the holders of shares of Series B Preferred Stock and the holders of outstanding shares of Voting Parity Stock, including our Series A Preferred Stock, are entitled to vote together as a single class on any matter, such holders shall each have one vote for each $25.00 of Stated Value.

(c)

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed.

(d)

Notwithstanding any other provision of the Governing Instruments, the holders of shares of Series B Preferred Stock shall not be entitled to vote on any amendment to any terms and conditions or articles supplementary establishing the rights and preferences of any other class of preferred stock of the Corporation, nor shall the holders of shares of Series B Preferred Stock be entitled to vote on any matter that only affects the rights or interests of one or more other series of shares of the Corporation.

Section 11. Conversion at the Option of Holders.

(a)

Subject to the provisions of this Section 11, beginning on the first day of the calendar month following the third anniversary of the Original Issue Date, each holder of shares of Series B Preferred Stock shall have the right (the “Holder Conversion Right”), at such holder’s option, to require the Corporation to convert any or all of such holder’s shares of Series B Preferred Stock into a number of shares of Common Stock equal to the Holder Conversion Amount (as defined below), if the 5-day volume weighted average price (“VWAP”) of the Common Stock on the NYSE ending on the Trading Day immediately preceding the date the Company receives the Holder Conversion Notice (defined below) (such 5-day VWAP, the “Market Price”) is equal to or greater than 115% of the Applicable NAV.

(b)	The number of shares of Common Stock issued per share of Series B Preferred Stock pursuant to the Holder Conversion Right (the “Holder Conversion Amount”) shall be determined as follows:

(i)

Beginning on the first day of the month following the third anniversary of the Original Issue Date and continuing to, but not including, the first day of the month following the fourth anniversary of the Original Issue Date, the Holder Conversion Amount shall be a number of shares of Common Stock that is equal to the quotient of (i) the Holder Conversion Price (defined below) as of the Holder Conversion Date (as defined below) divided by (ii) 94% of the Market Price;

(ii)

Beginning on the first day of the month following the fourth anniversary of the Original Issue Date and continuing to, but not including, the first day of the month following the fifth anniversary of the Original Issue Date, the Holder Conversion Amount shall be a number of shares of Common Stock that is equal to the quotient of (i) the Holder Conversion Price as of the Holder Conversion Date divided by (ii) 90% of the Market Price; and

(iii)

Beginning on the first day of the month following the fifth anniversary of the Original Issue Date and continuing thereafter, the Holder Conversion Amount shall be a number of shares of Common Stock that is equal to the quotient of (i) the Holder Conversion Price as of the Holder Conversion Date divided by (ii) 88% of the Market Price.

(iv)

The “Holder Conversion Price” means the Stated Value plus any an amount equal to all accrued but unpaid Cash Dividends, if any, to but not including the date fixed for conversion (the “Holder Conversion Date”), which shall be a date selected by the Corporation in its discretion that is within 45 days of the date the Corporation receives the Holder Conversion Notice.

(c)

The Applicable NAV shall be adjusted for any stock splits (including those effected pursuant to a distribution of shares of Common Stock), subdivisions, combinations or other similar events (in each case, a “Stock Split”) with respect to the Common Stock as follows: the adjusted Applicable NAV as the result of a Stock Split will be equal to the product obtained by multiplying (i) the Applicable NAV in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.

(d)	Conversion of the Series B Preferred Stock to Common Stock shall be made pursuant to the Holder Conversion Right upon:

(i)

delivery by such holder of a duly complete notice to the Corporation or through the procedures of the Depository Trust Company (the “Holder Conversion Notice”), which shall be irrevocable, except upon written consent of the Corporation, in compliance with the Stated Transfer Procedures, and specifying the number of shares of Series B Preferred Stock to be converted that are held by such holder as of the date of such Holder Conversion Notice and the number of shares of Series B Preferred Stock to be held by such holder following such conversion; and

(ii)	transfer of the shares of Series B Preferred Stock in compliance with the Stated Transfer Procedures.

(e)

In the event that the Corporation provides a Corporation Redemption Notice or Change of Control Redemption Notice with respect to some or all of the shares of Series B Preferred Stock for which a holder of such shares has previously submitted a Holder Conversion Notice, such holder may revoke their Holder Conversion Notice with respect to shares of Series B Preferred Stock subject to a Corporation Redemption Notice or Change of Control Redemption Notice by delivering a notice of revocation to the Corporation or through the Stated Transfer Procedures at any time prior to 5:00 p.m. (Eastern time) on the Business Day immediately preceding the Corporation Redemption Date or Change of Control Redemption Date, as applicable. To the extent a holder of shares of Series B Preferred Stock does not revoke their Holder Conversion Notice with respect to shares of Series B Preferred Stock subject to a Corporation Redemption Notice or Change of Control Redemption Notice, such shares of Series B Preferred Stock shall not be subject to any redemption by the Corporation pursuant to Section 7 or 9 for which a Corporation Redemption Notice or Change of Control Redemption Notice was delivered subsequent to the date on which the holder of such shares of Series B Preferred Stock delivered a Holder Conversion Notice.

(f)

No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon conversion of any shares of Series B Preferred Stock into Common Stock. In lieu of fractional shares otherwise issuable, each holder will be entitled to receive an amount in cash equal to the fraction of a Common Share multiplied by the Market Price on the date the Holder Conversion Notice was delivered. In order to determine whether the number of shares of Common Stock to be delivered to a holder upon the conversion of such holder’s shares of Series B Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series B Preferred Stock of such holder that are being converted on any single Holder Conversion Date.

(g)	.Limitations on Holder Conversion.

(i)

Notwithstanding any provision of this Section 11, the Corporation’s obligation to convert the Series B Preferred Stock to Common Stock at the option of the holders pursuant to the Holder Conversion Right shall be subject to the following aggregate conversion limits (collectively, the “Conversion Limits”):

1.	no more than 5.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be converted per calendar month;

2.	no more than 12.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be converted per fiscal quarter; and

3.	no more than 33.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be converted per fiscal year.

(ii)

If, after applying the Conversion Limits, a holder would own less than one share of Series B Preferred Stock, all of such holder’s shares of Series B Preferred Stock shall be converted. Otherwise, the number of such holder’s shares of Series B Preferred Stock to be converted shall be rounded down such that after giving effect to any conversion, no holder is left owning a fractional share of Series B Preferred Stock. If, after applying the Conversion Limits, the number of shares of Series B Preferred Stock to be converted is less than the number of shares of Series B Preferred Stock submitted for conversion by a holder, the excess shares of Series B Preferred Stock shall remain subject to conversion in future periods until the earlier of (i) all shares of Series B Preferred Stock submitted by such holder for conversion have been converted, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of Series B Preferred Stock and the number of shares of Series B Preferred Stock, if any, which remain subject to conversion.

(iii)

If, as a result of any conversion pursuant to this Section 11, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Common Stock in excess of the Aggregate Stock Ownership Limit or Common Stock Ownership Limit, then, except as otherwise provided in Article VII of the Charter, the Corporation shall only convert such number of shares of Series B Preferred Stock of such holder that would not cause such holder to hold shares of Series B Preferred Stock and shares of Common Stock in excess of the Aggregate Stock Ownership Limit or Common Stock Ownership Limit.

(iv)

The foregoing provisions of this Section 11(h) shall not prevent any other action by the Corporation pursuant to the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes.

(v)

Notwithstanding any provision of this Section 11, prior to the receipt of the Requisite Stockholder Approval, the Series B Preferred Stock shall not be convertible, in aggregate, into more than 19.99% of the number of shares of Common Stock or voting power outstanding prior to the initial issuance of any Series B Preferred Stock (subject to appropriate adjustment in relation to any recapitalizations, share dividends, stock splits, stock combinations, reclassifications or other similar events).

(h)

If a Holder Conversion Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares on or prior to such Dividend Payment Date, and each holder of shares of the Series B Preferred Stock that shall be converted pursuant to the Holder Conversion Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Holder Conversion Date.

(i)

If (i) a Holder Conversion Notice has been received by the Corporation, (ii) the Corporation’s transfer agent has been instructed in writing that the Series B Preferred Stock shall be converted into Common Stock and (iii) irrevocable instructions have been given to issue the Holder Conversion Amount, then from and after the Holder Conversion Date, dividends and distributions shall cease to accrue on such Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Holder Conversion Amount, without interest, upon transfer of such shares of Series B Preferred Stock.

(j)

Notwithstanding any provision of this Section 11, no conversions of Series B Preferred Stock shall be made by the Corporation if such conversion shall be restricted or prohibited by law. Further, no conversions of Series B Preferred Stock shall be made by the Corporation at such time as the terms and provisions of any agreement of the Corporation prohibits such conversion or provides that such conversion would constitute a breach thereof or a default thereunder, or if such conversion would result in a Change of Control.

Section 12. Term. The Series B Preferred Stock have no stated maturity date and shall not be subject to any sinking fund and, except as otherwise set forth herein, is not subject to mandatory redemption. The Corporation shall not be required to set aside funds to redeem the Series B Preferred Stock.

Section 13. Status of Redeemed, Converted or Repurchased Series B Preferred Stock. All Series B Preferred Stock redeemed, converted repurchased or otherwise acquired in any manner by the Corporation shall constitute authorized but unissued shares of Series B Preferred Stock.

Section 14. Application of Article VII. The Series B Preferred Stock constitute Capital Stock and, as such, are subject to the provisions of Article VII of the Charter applicable to Capital Stock.

Section 15. Restrictions on Ownership. Prior to the receipt of the Requisite Stockholder Approval, no shares of Series B Preferred Stock shall be issued to (i) any officers, employees, trustees, directors or other service providers of the Corporation, (ii) any controlling shareholder or member of a control group or any other substantial shareholder of the Corporation that has an affiliated person who is an officer, trustee or director of the Corporation or (iii) any entity affiliated with NexPoint Real Estate Advisors X, L.P.

Section 16. Relationship to Charter. These Terms and Conditions set forth the rights, powers, preferences and privileges of the Series B Preferred Stock and the provisions set forth herein shall operate as additions to or modifications of the rights, powers, preferences and privileges of the holders of the Series B Preferred Stock under the Governing Instruments, as the context may require. To the extent the provisions set forth herein conflict with the provisions of the Governing Instruments with respect to any such rights, powers, preferences and privileges of the Series B Preferred Stock, these Terms and Conditions shall control. Except as set forth in this Section 16, the Governing Instruments shall control as to the Corporation generally and the rights, powers, preferences and privileges of other shares of the Corporation’s stock and the holders thereof.

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